EXHIBIT 24.1

                               POWERS OF ATTORNEY
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                     (Special Financial Report on Form 10-K)

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Gentle Dental Service Corporation, does hereby constitute and appoint Dany Y. Tse and L. Theodore Van Eerden and each of them his true and lawful attorney and agent to execute in his name (whether on behalf of Gentle Dental Service Corporation or as an officer or director of said Company) the Company's Special Financial Report on Form 10-K for year ended December 31, 1996 and any amendment thereto and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED:  April 16, 1997


DANY Y. TSE                            L. THEODORE VAN EERDEN
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Dany Y. Tse                            L. Theodore Van Eerden


RICHARD A. ARMSTRONG                   KENNETH D. HOOTEN
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Richard A. Armstrong                   Kenneth D. Hooten


DANIEL P. HUNT                         JERALD L. WILLBUR
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Daniel P. Hunt                         Jerald L. Willbur



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Craig W. Wong                          Paul H. Keckley


GERALD R. AARON
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Gerald R. Aaron